EXHIBIT 99.1
                                                             ------------

                                               RESPONDENT'S EXHIBIT PRL-1
                                              ---------------------------

                              STATE OF INDIANA

                    INDIANA UTILITY REGULATORY COMMISSION


   IN THE MATTER OF THE PETITION OF    )
                                       )
   THE CITY OF GARY, INDIANA           )
   REQUESTING THE INDIANA              )
   UTILITYREGULATORY COMMISSION        )
   ESTABLISH THE TERMS AND             )
   CONDITIONS OF THE SALE OF CERTAIN   )      Cause No. 42643
   PROPERTY OF NORTHERN INDIANA        )
   PUBLIC SERVICE COMPANY TO THE       )
   CITY OF GARY AND FOR A              )
   DETERMINATION OF THE VALUE OF       )
   SUCH PROPERTY UNDER INDIANA         )
   CODE SECTIONS 8-1-2-92 AND 8-1-2-93 )
   RESPONDENT: NORTHERN INDIANA        )
   PUBLIC SERVICE COMPANY.             )



            =====================================================

                        PREPARED DIRECT TESTIMONY OF
                         PIERRE R.H. "PETE" LANDRIEU
            ON BEHALF OF NORTHERN INDIANA PUBLIC SERVICE COMPANY

            =====================================================





                                 Daniel W. McGill, Atty No. 9489-49
                                 Claudia J. Earls, Atty No. 8468-49
                                 Barnes & Thornburg LLP
                                 11 S. Meridian St.
                                 Indianapolis, IN 46204
                                 Telephone: (317) 231-7229
                                 Fax: (317) 231-7433
                                 Email: dmcgill@btlaw.com

                                 Attorneys for Respondent
   July 9, 2004                  NORTHERN INDIANA
                                 PUBLIC SERVICE COMPANY



          PREPARED DIRECT TESTIMONY OF PIERRE R.H. "PETE" LANDRIEU
          --------------------------------------------------------

   I.   INTRODUCTION

   Q:   PLEASE STATE YOUR NAME, OCCUPATION, AND BUSINESS ADDRESS.

   A:   My name is Pierre R.H. "Pete" Landrieu. I am President of PLP3, a

        consultancy specializing in electric power generation,

        transmission, wholesale electric markets, Independent System

        Operators ("ISOs"), Regional Transmission Organizations ("RTOs")

        and associated regulatory policies.  My business address is 10

        Sentinel Drive, Basking Ridge, N.J.  07920.



   Q:   WHAT IS YOUR EDUCATIONAL BACKGROUND?

   A:   I graduated from Lehigh University with a Bachelor of Science degree in Electrical Engineering.



   Q:   PLEASE DESCRIBE YOUR EMPLOYMENT EXPERIENCE.

   A:   In 1963, I began a 40 year career at Public Service Electric and

        Gas Company ("PSE&G"), a large combination electric and gas utility in New Jersey, where I performed transmission and

        distribution system planning and engineering studies and

        contributed to the construction and operation of fossil and nuclear generating facilities.  I was Project Manager for the building of the Hope Creek Nuclear Generating Station during the early 1980s.  I became Vice-President of Engineering and

        Construction in 1986; Vice-President of Fossil Generation in

        1989; Vice-President of Electric Transmission in 1995 and Vice-

        President of Federal Regulatory Policy in early 2003.  I retired from PSE&G in August 2003.

             I have experience managing a variety of business components of the electric industry, including generation and transmission assets, industry restructuring activities, wholesale electric markets, PJM and system reliability.

             For six years I was the executive in charge of PSE&G's

        fossil-fueled Generation Business, during which time I installed environmental upgrades on three coal generating stations,

        converted a former coal station to combined cycle operation and converted simple cycle gas turbines to combined cycle operation.

        The environmental upgrades I directed included installation of low NOx burners with over-fire air, electrostatic precipitators,

        selective catalytic reduction technology, waste water treatment facilities, cooling towers and pond liners.  In the course of my career I have participated in the operation, design, construction and start-up of over forty electric generation units including combustion turbines ("CTs"), combined cycle, hydro, coal-fired steam units and nuclear units.

             For five years I served on the Board of Directors of Clean

        Air Action, a business venture formed in the early 1990s to promote and profit from trading and banking of air emissions.

             I have been involved with the PJM Mid-Atlantic power pool

        and ISO for over thirty five years and participated in its restructuring as PJM evolved from a tight power pool into an ISO and subsequently into a RTO. I participated in PJM task forces in the 1960s and 1970s which culminated in papers published by the Institute of Electrical and Electronic Engineers.  During the

        1990s, I served as Chairman of the PJM Management Committee, the owners committee charged with directing the activities of PJM.

        In 1995, after the Federal Energy Regulatory Commission ("FERC")

        issued an "open access" Notice of Proposed Rulemaking that accelerated the restructuring of the electric industry, I chaired the PJM Market Issues Resolution Group that developed and planned the design for PJM's conversion from a tight power pool to an ISO and electricity market.  In December 1995, I testified at FERC regarding the planned design features of the PJM ISO.  I

        participated in the preparation of filings at FERC that led to the approval of PJM as an ISO in 1996.

             I have participated for the last eight years in various PJM committees and testified at U.S. Senate hearings regarding PJM and workable wholesale electricity markets.  In 2003, I testified at FERC regarding transmission-generator interconnections on behalf of the Edison Electric Institute, the industry association of investor owned utilities in the United States.

             For eight years during the period of electric industry

        unbundling and restructuring, I led PSE&G's Transmission Business

        Unit.  During that time, I was involved in three separate

        initiatives to develop independent stand-alone transmission companies.  In that connection I worked extensively with the financial community regarding the valuation and financing of transmission companies.

             I have made presentations to FERC, the Harvard Electric

        Policy Group, congressional representatives and numerous industry forums regarding the business propositions and issues surrounding transmission, generation and wholesale market issues.

             For the past six years I served as Chairman of the Mid-

        Atlantic Area Council ("MAAC"), the Regional Council with

        oversight of reliability in the PJM region.  I represented MAAC in the Fact Finding investigation by the Department of Energy

        ("DOE"), FERC and the North American Electric Reliability Council

        ("NERC") into the August 14, 2003 electric blackout in the

        Northeast.

             In August 2003 I retired from PSE&G and established a

        consultancy specializing in electric power issues and policy.



   Q:   HAVE YOU PREVIOUSLY TESTIFIED BEFORE OTHER REGULATORY COMMISSIONS

        AND COMMITTEES?

   A:   In addition to the aforementioned FERC testimony, I have

        testified before the New Jersey Board of Public Utilities and the

        Senate Committee on Energy and Natural Resources.



   Q:   WHAT IS THE PURPOSE OF YOUR TESTIMONY IN THIS PROCEEDING?

   A:   I was retained by Northern Indiana Public Service Company

        ("NIPSCO") to review and express an opinion on the advisability of starting up NIPSCO's Dean H. Mitchell Generating Station

        ("Mitchell"), giving consideration to NIPSCO's load profile, current and impending operating and regulatory requirements and the evolving electric energy marketplace.



   Q:   PLEASE DESCRIBE THE INVESTIGATION YOU MADE AND THE INFORMATION

        YOU REVIEWED IN PERFORMING THIS ANALYSIS AND IN DEVELOPING YOUR

        OPINION.

   A:   I reviewed the testimony of NIPSCO's witnesses in this proceeding and discussed the issues with them and other representatives of the Company.  I have reviewed NIPSCO's FERC Form One and other documents relating to the issues.  I have also reviewed documents provided by PJM regarding the planned PJM/MISO joint and common market.



   Q:   HOW DOES THE STATE OF THE PJM WHOLESALE ENERGY MARKET COMPARE TO

        MISO'S MIDWEST MARKET INITIATIVE?

   A:   The PJM energy market started in 1997 and was modified in 1998.

        It has continued to grow in size with the addition of PJM West,

        the recent addition of Commonwealth Edison and the pending additions of AEP, Duquesne and Dominion.  The PJM energy market has also continued to become more sophisticated with the

        development of features such as a regulation market, capacity market, and the auction of financial transmission rights.  PJM is about eight years ahead of MISO with respect to operating

        wholesale energy markets.  In my opinion, the PJM experience is relevant to evaluating how the MISO energy market will develop.

   Q:   PLEASE SUMMARIZE THE MATTERS COVERED IN YOUR DIRECT TESTIMONY.

   A:   My Direct Testimony will discuss my opinion that the regulatory,

        environmental and market uncertainties in the electric industry as well as the unique load profile of NIPSCO's electric customers make Mitchell's return to service unwise.  In the course of my testimony, I will explain that:

             (a)  NIPSCO's unique load profile presents challenges to

        which the Mitchell plant is ill suited, particularly given new standards, enforcement, audits, disclosure policy and penalties of NERC;

             (b)  the environmental and associated financial risks which attend return to service of a 1950s era coal plant are large and unquantifiable at present;

             (c)  the competitive wholesale markets for electricity which

        MISO is endeavoring to establish are problematic for a base load coal plant like Mitchell;

             (d)  the timing of MISO energy markets becoming established is uncertain and why this increases the risk of investment in a startup of Mitchell;

             (e)  the rules and regulations in the electric industry are in the midst of significant change in several regulatory venues as the industry restructures; and that resolution of the many issues in play is not close at hand nor are the outcomes

        predictable; and

             (f)  the restructuring and regulatory initiatives in

        Congress, FERC, NERC, and DOE, are wildcards that could bear heavily on the viability of Mitchell and these initiatives do not yet promise near-term predictable outcomes.

             Because of the above substantial financial and regulatory

        risks that would attend a startup of Mitchell, a very certain and very high benefit would be required to justify startup; I see no such certain, high benefit.



   II.  NIPSCO LOAD PROFILE AND SUPPLY
        ------------------------------

   Q:   WHAT IS UNIQUE ABOUT NIPSCO'S LOAD PROFILE AND HOW DOES THIS BEAR

        ON THE STARTUP OF MITCHELL?

   A:   As discussed by Mr. Frank A. Venhuizen in his direct testimony and as shown by his exhibits, it is apparent that NIPSCO's customer load profile is unique with regard to its regulation needs.

             Coal base load plants such as Mitchell are poorly suited to provide the type of regulation that this severe load profile demands.  NIPSCO is already fine-tuning the automatic generation control ("AGC") capabilities of its plants and has plans to provide the best load following capability inherent in the equipment.

             As Mr. Venhuizen explains, NERC's Control Performance

        Standards (CPS1 and CPS2) require a Control Area operator to readjust generator outputs to match changes in load.  Another

        NERC standard, Disturbance Control Standard (DCS) requires a

        Control Area operator to readjust generator outputs after a disturbance on the system in order to reestablish system security and prevent overloads from any subsequent disturbance.  The

        August 14, 2003 blackout resulted when these NERC standards were violated and generators were not adjusted in a timely fashion to prevent transmission overloads.

             Inability to meet NERC standards is an increasingly serious concern.  Prompted in part by the August 14, 2003 blackout, and in part by the failure of Congress to pass electric reliability language, NERC, with support from FERC and DOE, has moved to conduct readiness audits of all Control Area operators and security coordinators at least once every three years, as well as require Control Area operators, security coordinators and regions to report all violations of NERC standards to NERC. In the past,

        the identity of those violating NERC standards has been

        confidential and not disclosed. Until present, not even the NERC

        Board has known the identity of violators; these were deemed confidential by the utilities.  However, at the June 15, 2003 meeting of the NERC Board of Trustees, NERC determined that in the future it will disclose publicly all reported violations and audit results.  In my mind this is a far more serious penalty than the monetary penalties that are envisioned in pending federal legislation.

             A volatile load profile could also impact a generator's

        profitability in MISO's future real time energy market.  I discuss this future market later in my testimony.  This market will set Locational Marginal Prices ("LMPs") every 5 minutes and the volatility of NIPSCO's load will be reflected in volatility of the LMPs.  The LMPs are the prices the market pays to

        generators in the real time energy market.  A generator earns money when the LMP at its bus location is higher than its

        marginal cost to generate, and loses money when the LMP at its location is lower than its marginal cost to generate.  A

        generator therefore needs to be able to produce at maximum output when it is profitable to do so, and minimum or zero output when the LMP falls below its marginal cost to generate.  Experience of generators in the PJM real time energy market have demonstrated that a plant such as Mitchell is poorly-suited to be profitable in a volatile LMP market.

             As Mr. Venhuizen has also explained, MISO also plans to

        establish a regulation market for which Mitchell is ill-suited.



   Q:   IS IT POSSIBLE THAT THIS SITUATION WILL IMPROVE OVER TIME?

   A:   Yes.  With sufficient interconnection capacity, NIPSCO's load could be supplied by other generators in the regulation market.

        But the timing for establishing a regulation market in MISO is uncertain.  MISO and PJM have announced plans to develop a joint and common market that eventually will produce very large

        regional energy and regulation markets and a security constrained dispatch equivalent to that of a much larger control area.  As discussed later, the timing of this initiative has slipped and is uncertain.  However, these same market forces that potentially will improve NIPSCO's ability to meet these volatile demand characteristics through additional intertie capacity could negatively affect the value of the Mitchell plant as discussed in

        Mr. Venhuizen's testimony.



   Q:   IS THERE A NEED FOR ADDITIONAL BASE LOAD CAPACITY IN THE REGION?

   A:   No.  There is a surplus of low cost base load generation.

        Startup of Mitchell would exacerbate the surplus and the

        inefficiency of the oversupply condition by increasing overall fixed costs for supplying load while not decreasing the variable costs.



   III. ENVIRONMENTAL ISSUES
        --------------------

   Q:   PLEASE DESCRIBE THE ENVIRONMENTAL ISSUES ATTENDING A STARTUP OF

        MITCHELL.

   A:   Mitchell is a 1950s era coal fired plant.  Environmental concerns have grown greatly since that era.  Today's air and water

        regulations are far more stringent than those the plant was designed to meet, and tighter environmental regulations are on the horizon.  Although upgrades have been made over the time the plant was in operation, a startup initiative would invite new scrutiny of the plant's environmental profile.  As Mr. Arthur E.

        Smith, Jr. explains, the extent of upgrades that might be

        required by environmental regulators will be affected by the structure of future emission standards and whether an allowance trading program is included in the regulations. If applications and fees for a startup were put forward, the determination of required upgrades would probably not be forthcoming for at least a year.  In my experience, the engineering and cost estimates to perform the upgrades would require another year.  My experience has also shown that actual final costs can escalate by as much as

        100% over early cost estimates due to the unpleasant surprises that opening up a 50 year old boiler entails, as well as due to regulatory creep and scope increases.  The financial risks imposed by the environmental risk issues are very large.

             Several of the upgrades currently available and well known to environmental regulators entail injection of chemicals or other processes that raise the cost of generation, so that what once seemed low fuel cost incremental power is no longer as low cost after the costs of required upgrades chemicals injected are factored in.

             However there are even larger environmental risks in the

        future.  As Mr. Mr. Smith explains, at present, in both the EPA and Congress, decisions are pending that will affect the costs and viability of coal fired plants everywhere.  These include decisions on three vs. four pollutant standards, mercury in coal,

        particulates, fly ash disposal, fresh waters, etc.  These could render a startup decision based on today's standards

        inappropriate.

             Initiatives are underway at both the federal and state

        levels to promote integrated coal gasification combined cycle as a clean coal alternative that would also better fit unique load profiles such as NIPSCO's. These initiatives could hasten retirement of existing base load coal plants.

             I believe that the risks created by the environmental

        upgrade cost overhangs I have described are very large, and it would require very large proven long term benefits to justify the taking of such risks.



   IV.  MISO RTO AND MARKETS
        --------------------

   Q:   DOES THE TIMING OF MISO'S MARKET IMPLEMENTATION AFFECT STARTUP OF

        MITCHELL?

   A:   Yes, but the impact is unclear.  I expect that MISO's wholesale energy marketplace will evolve much as PJM, becoming more

        sophisticated and complete over a period of years.  When MISO's wholesale electricity marketplace is fully developed, there will be a common economic least-cost security constrained dispatch involving many more generators over a much larger region.  The dispatch patterns are certain to differ from current patterns,

        and some generators will benefit at others' expense.  Generators will be paid at the locational marginal prices at their bus.

        These prices will be high where there is a shortage of supply and low where there is an excess of supply, so that generators in an area of oversupply will have a more difficult time covering fixed costs and variable costs and achieving a profit.  For load serving entities that want to self-schedule or contract bi-

        laterally with specific generators, hedging instruments will provide a mechanism to protect the contract parties from varying locational prices and provide delivered price certainty.  These hedging instruments will be tradable or saleable but only some will be desirable and so valued; others may be undesirable to own and have little or negative value.  A market for regulation service will exist so that those whose generation cannot follow load variations can procure that service from those who can in the wider market.  Obviously, the financial outlook for a

        generator can be very different in this post-market world than it was in the pre-market world.



   Q:   YOU HAVE SAID THAT STARTUP OF MITCHELL IS UNWISE DUE TO INABILITY

        TO FOLLOW NIPSCO'S UNIQUE LOAD PROFILE AND THE UNCERTAINTY OF

        ENVIRONMENTAL COST OVERHANG; WILL THIS CHANGE IN THE MISO POST-

        MARKET ENVIRONMENT?

   A:   It would almost certainly be different due to the larger market,

        more generators in the dispatch, locational pricing, hedging instruments and a market for regulation services.  Older less efficient units such as Mitchell are likely to have a difficult time competing in a fully developed marketplace.  However,

        whether the post-market environment would be beneficial or harmful to Mitchell's financial viability is unknown to me at this time.  While modeling studies might be able to forecast an outcome, such studies are time-consuming and expensive to perform and have proven to be prone to inaccurate projections.  This is due to the numerous assumptions they require and the low probability that all the assumed inputs will occur as forecast,

        especially when moving from the more controlled economic state currently to a more complex and dynamic market state in the future.  The economy can change; load forecasts change; new generators come on line; old generators retire; market policies and protocols change due to stakeholder input; fuel prices change; new transmission may be built; etc.  The very timing of the MISO market implementation is uncertain; there is no reason to assume that the slippages which have occurred to date in MISO markets, are not to be followed by more slippages.



   V.   REGULATORY UNCERTAINTY IN THE ELECTRIC UTILITY INDUSTRY

   Q:   WHAT IS THE STATE OF THE ELECTRIC INDUSTRY AND THE REGULATORY

        UNCERTAINTIES THAT INFLUENCE INVESTMENT DECISIONS SUCH AS THE

        STARTUP OF THE MITCHELL COAL PLANT?

   A:   For almost past two decades the electric industry enjoyed a lack of the energy price volatility that followed the Arab oil embargo of the 1970s.  However, more recently there have been structural changes resulting from deregulation initiatives.  The National

        Energy Policy Act of 1992 greatly increased prospective

        competition for the production and sale of power at the wholesale level.  FERC Orders 888 and 2000 mandated open access to the transmission systems of jurisdictional electric utilities.  In

        1996, following issuance of FERC Order 888, Merrill Lynch stated

        that "the industry is in a monumental transition state The risk profile of the electric utility industry is clearly reaching higher levels than in the past and will further increase."<F1>

             Since FERC issued its Open Access NOPR in 1995 (and

        subsequent Orders 888 and 2000), ISOs and RTOs have been emerging across much of the United States.  Understandably, due to the pre-existence of tight power pools, ISO/RTOs emerged in the

        Northeast earlier than in many other parts of the nation.



   Q:   WHY HAVE ISO/RTOS DEVELOPED ALONG SUCH DIFFERENT TIME LINES?

   A:   This is because of regional histories and cultural differences,

        political forces and industry crisis:

             (a)  The transmission owners in the Northeast enjoyed a

        longstanding cultural realization that sharing of transmission and generation resources brings about both economic and

        reliability benefits and thereby lower operational and financial risk.  PJM Power Pool was formed in 1927 by three utilities, grew to ten utilities by the 1970s and is still growing to the west and south.  NEPOOL was formed in 1971 and has a 33 year history of success.  NY Power Pool was also formed in the early 1970s.

             (b)  The tight power pools, having existed in the Northeast for many years, already had many of the features, infrastructure,

        staffing, policies and practices that an ISO requires, so the transition from tight power pool to ISO was a small, easy and relatively inexpensive, low-risk step.  In parts of the United


  ___________________

  <F1>  Merrill Lynch, ELECTRIC UTILITY INDUSTRY REPORT, p. 3 (June 24,
  1966).

        States where ISOs/RTOs are less mature than in the Northeast,

        such as MISO, the timing of achieving the establishment of competitive markets is uncertain.  This is because the

        difficulties and costs of creating the infrastructure, staff,

        markets, and protocols with no pre-existing infrastructure are significantly greater than in the Northeast where a foundation already existed with the tight power pools.

             (c)  In places where there is not a cultural heritage of

        tightly pooled operation, as there was in PJM, important issues regarding ISO/RTO design and structure tend to be resolved through compromise and politics rather than based on the physics of the grid.

             (d)  There is greater risk of getting something wrong when trying to build an ISO/RTO from scratch rather than in converting from an existing tight power pool.

             (e)  The California energy crisis and Enron disaster in 2000 caused many to pause and reevaluate.<F2>

             (f)  Inexperienced system operators in a nascent ISO/RTO are more prone to operational errors than those where there is an experienced staff available from a tight power pool.  This was a contributing factor to the August 14, 2003 blackout which

        originated in MISO, a nascent RTO.


   ____________________

   <F2> Platts ELECTRIC UTILITY WEEK (July 9, 2001) noted that the "crisis saps investor confidence" and that fallout from the financial deteriora-tion of California's utilities had spread beyond the state as "investors have turned away, spooked by the political and regulatory climate."

   Q:   DESCRIBE THE VARIOUS REGULATORY UNCERTAINTIES THAT EXIST GOING

        FORWARD.

   A:   I will briefly summarize several of them.

             FERC:  FERC followed Orders 888 and 2000 with its Standard

        Market Design ("SMD") that went farther than the two orders in detailing new markets.  The criticism of the SMD was intense and caused Congress to modify the electricity bill provisions to prevent FERC from proceeding.  FERC retreated by issuing a whitepaper that softened many of the SMD provisions; however,

        there has been no subsequent rulemaking.  FERC in its whitepaper championed Regional State Committees that would have input on several regional matters, but it is too early for me to draw conclusions about the impact these committees will have in the future.  FERC is also unclear about its market power screen.

             NERC:  NERC has been seeking congressional legislation to

        give it the authority to enforce compliance with mandatory reliability standards.  The legislative language NERC has pushed for over four years is tied up in a comprehensive energy bill that has included issues far removed from electricity, such as

        Alaskan drilling, ethanol and liability for gasoline additives.

        Congress so far has been unwilling to remove the NERC provisions and move them as stand alone legislation.  Meanwhile the blackout of August 14, 2003 called a time out on regulatory policy

        initiatives as fact finding and analysis occurred.

             CONGRESS:  As described above, Congress continues to be

        stalled on passing its energy bill, and unless another blackout pushes it into action, expectations for passage are gloomy for the near term.

             DOE:  Having just established and staffed an electric

        transmission and distribution office in the past year, DOE is busy trying to define its role in the electric industry.  So far it has spoken enthusiastically regarding new technologies and a

        HVDC super-grid, neither of which assist in making investment decisions in the short term.



   Q:   WHAT IMPACTS OCCURRED TO GENERATORS WITHIN PJM AS A RESULT OF

        RESTRUCTURING AND THE ESTABLISHMENT OF MARKETS?

   A:   After PJM's wholesale electric markets were in place, generators reacted in several ways:

             (a)  Generators invested to lower startup cost, lower

        minimum load operating capability, improve ramp rates, and reduce forced and scheduled maintenance outages; generators also

        invested to improve their ability to sell into ancillary markets such as the regulation, black start and capacity markets;

             (b)  generators were shut down or mothballed in areas of

        oversupply;

             (c)  generators were built aggressively in areas of

        undersupply to capture the higher locational marginal prices;

             (d)  FTRs, the congestion hedging instruments in PJM's LMP marketplace, became an important component of increasingly sophisticated portfolio sales contracts between suppliers and load serving entities.



        These interdependencies and complexities, along with the fact that generation tends to be capital intensive and subject to multiple regulators, make generation the most difficult of the industry components - generation, transmission, and distribution

        - to manage well.



   VI.  CONCLUSION
        ----------

   Q:   WHAT IS YOUR OVERALL CONCLUSION REGARDING STARTUP OF MITCHELL?

   A:   Startup would likely increase NIPSCO's capital costs, its

        generation fixed and variable costs, and its exposure to very large and uncertain environmental expenditures.  Startup would not resolve the problems associated with NIPSCO's unique and unfavorable load profile.  The timing and end-state of MISO's market initiative is unknown as is its effect on Mitchell's financial viability.  Startup would fly in the face of regulatory uncertainties at the federal level that neither NIPSCO nor the

        State of Indiana are in a position to resolve.  I conclude that for the reasons put forth in the foregoing testimony the startup of Mitchell would be a very costly and risky investment that does not entail commensurate benefits.

   Q:   DOES THAT CONCLUDE YOUR PREPARED DIRECT TESTIMONY?

   A:   Yes, it does.